UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d) Election of New Director.

On March 20, 2013, Stephen P. Yost, 66, was elected as a member of the Company’s Board of Directors and a member of the Board of Directors of its wholly-owned banking subsidiary, Pacific Mercantile Bank.

Since 2007, Mr. Yost has served as a Principal of Kestrel Advisors, a consulting firm focused on the banking, financial and legal communities. In 2006, Mr. Yost retired from Comerica Bank after 35 years in the banking industry. For 26 years of his banking career, Mr. Yost was associated with First Interstate Bank of California until 1996. In 1996, Mr. Yost joined Mellon Bank, NA, in Los Angeles, California, as its Senior Credit Officer for the West Coast, with responsibility over credit approvals for large corporate and middle-market banking portfolios. In 1998, Mr. Yost joined Imperial Bank as its Executive Vice President and Chief Credit Officer. In 2001, when Imperial Bank was acquired by Comerica Bank, Mr. Yost was appointed as Executive Vice President and Regional Chief Credit Officer for Comarco, with credit responsibilities for the Southern California and Arizona region and co-responsibility for the Northern California region. From 2004 until his retirement in 2006, Mr. Yost was the Executive Vice President and Manager of the Special Asset Group, Western Region, for Comerica Bank. Mr. Yost holds a B.S. in Economics from St. Mary’s College in Moraga, California and an M.B.A. from the University of Santa Clara.

Mr. Yost currently is a member of the respective boards of directors of two other bank holding companies: Manhattan Bancorp, headquartered in Manhattan Beach, California, and Mission Community Bancorp, based in San Luis Obispo, California, and of their respective wholly-owned banking subsidiaries. Mr. Yost is Chairman of the respective directors’ loan committees of both of those bank subsidiaries, as well as being a member of several other standing committees of those boards of directors. Carpenter Community Bank Fund L.P. and Carpenter Community Bank Fund-A L.P. (the “Carpenter Funds”), which own, beneficially, a total of approximately 34% of our outstanding shares and constitute our largest shareholder, own majorities of the outstanding shares of Manhattan Bancorp and Mission Community Bancorp, and Mr. Yost was recommended as a candidate for election to the Boards of Directors of the Company and the Bank by representatives of the Carpenter Funds serving on our Board of Directors.

It is expected that Mr. Yost will be appointed as Chairman of the Bank’s Credit Policy and Loan Committees.

There are no family relationships between Mr. Yost and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

On March 26, 2013, the Company issued a press release announcing the appointment of Mr. Yost to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on March 26, 2013 announcing the appointment of Stephen P. Yost to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 26, 2013	By:	/S/ NANCY A. GRAY
Nancy A. Gray,
Senior Executive Vice President and Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued on March 26, 2013 announcing the appointment of Stephen P. Yost to the Board of Directors of the Company.

E-1